UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL CCE INC.*

* The Registrant is currently named International CCE Inc. Following the closing of the transaction, the registrant will change its name to Coca-Cola Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2197395
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

2500 Windy Ridge Parkway Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167067

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of New CCE Capital Stock” in the Registrant’s Proxy Statement/Prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-167067), including any prospectus relating thereto filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL CCE INC.
(Registrant)

By:	/S/ WILLIAM T. PLYBON
Name:	William T. Plybon
Title:	Vice President and Secretary

Dated: September 16, 2010

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